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                                                                    EXHIBIT 99.2

                              [SANMINA LETTERHEAD]

                                                                   PRESS RELEASE

                                                               FEBRUARY 26, 2001

THE EUROPEAN COMMISSION APPROVES THE MERGER BETWEEN SANMINA AND SEGERSTROM

On January 26, 2001, Sanmina Corporation ("Sanmina") (NASDAQ NM:SANM) made a public offer to the shareholders and holders of convertible debentures in AB Segerstrom & Svensson (publ) ("Segerstrom").

On February 23, 2001, the European Commission decided not to oppose the merger between Sanmina and Segerstrom and to declare it compatible with the common market and with the EEA Agreement.

                          SAN JOSE, FEBRUARY 26, 2001

                              SANMINA CORPORATION
                             The Board of Directors

For further inquires, please contact:
AT SANMINA
Rick Ackel
Executive Vice President, Chief Financial Officer
+1 (408) 964 3613

Paige Bombino
Corporate Communications
+1 (408) 964 3610